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                                EXHIBIT 11

           EXECUTONE INFORMATION SYSTEMS, INC. AND SUBSIDIARIES
           STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                   Three Months Ended            Nine Months Ended
                                      September  30,                September 30,
                                  1996             1995         1996          1995

NET INCOME (LOSS)            $ 2,124,000      $ 1,323,000    $20,624,000  $(38,496,000)

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING   51,605,000       46,898,000     51,779,000    46,478,000

COMMON STOCK EQUIVALENT SHARES
  ASSUMED TO BE ISSUED FOR DILUTIVE
  STOCK OPTIONS AND WARRANTS     571,000        2,116,000        779,000           ---

TOTAL WEIGHTED AVERAGE COMMON
  AND COMMON EQUIVALENT SHARES
  OUTSTANDING                 52,176,000       49,014,000     52,558,000    46,478,000


EARNINGS (LOSS) PER
     COMMON SHARE             $     0.04       $     0.03     $     0.39    $    (0.83)

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